TWENTY-THIRD AMENDMENT
TO AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT


      THIS AMENDMENT effective as of the 8th day of February 2016, amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002, and amended as of June
8, 2006, June 27, 2007, September 24, 2007, January 31, 2008,
October 1, 2008, March 2, 2009, May 29, 2009, September 29,
2009, January 1, 2010, June 30, 2010, September 14, 2010,
January 1, 2011, March 15, 2011, February 6, 2012, August 28, 2012, December 18, 2012, June 10, 2013, December 18, 2013,
November 13, 2014, January 6, 2015, March 19, 2015, and May 11, 2015 (the "Agreement"), by and between Virtus Opportunities
Trust, a Delaware statutory trust (the "Trust"), and Virtus Investment Advisers, Inc., a Massachusetts corporation (the "Adviser"), as follows:


1.	 The investment advisory fees for Virtus Equity Trend Fund
are hereby set forth on Schedule A to the Agreement, Schedule A is hereby deleted and Schedule A attached hereto is substituted in its place to reflect such addition.

2.	Schedule A is hereby deleted and Schedule A attached hereto
is substituted in its place.

3.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement, as amended.

4.	This Agreement may be executed in any number of
counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]



      IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.



VIRTUS OPPORTUNITIES TRUST


By:   /s/ W. Patrick Bradley
Name: W. Patrick Bradley
Title:    Senior Vice President, Chief Financial Officer & Treasurer



VIRTUS INVESTMENT ADVISERS, INC.


By:   /s/ Francis G. Waltman
Name: Francis G. Waltman
Title:    Executive Vice President




SCHEDULE A


Series                              Investment Advisory Fee


Virtus Alternatives Diversifier Fund   0.00%
Virtus Essential Resources Fund        1.10%





1st $1 Billion   $1+ Billion through   $2+ Billion
                 $2 Billion

Virtus CA Tax-Exempt Bond Fund
0.45%             0.40%                 0.35%
Virtus Global Commodities Stock Fund
1.00%             0.95%                 0.90%
Virtus Global Dividend Fund
0.65%             0.60%               0.55%
Virtus Global Opportunities Fund
0.85%            0.80%               0.75%
Virtus Global Real Estate Securities Fund
0.85%            0.80%              0.75%
Virtus High Yield Fund
0.65%            0.60%              0.55%
Virtus International Real Estate Securities Fund
1.00%            0.95%             0.90%
Virtus Multi-Sector Intermediate Bond Fund
0.55%            0.50%             0.45%
Virtus Real Estate Securities Fund
0.75%            0.70%            0.65%
Virtus Senior Floating Rate Fund
0.60%           0.55%             0.50%





1st $2 Billion        $2+ Billion
                  through $4 Billion    $4+ Billion

Virtus Multi-Asset Trend Fund
1.00%                0.95%             0.90%
Virtus Disciplined Select Country Fund
1.10%                1.05%              1.00%
Virtus Disciplined Select Bond Fund
0.80%                0.75%             0.70%
Virtus Disciplined Equity Style Fund
1.00%                0.95%             0.90%
Virtus Foreign Opportunities Fund
0.85%               0.80%              0.75%
Virtus Global Equity Trend Fund
1.00%              0.95%              0.90%
Virtus International Equity Fund
0.85%              0.80%               0.75%
Virtus Low Volatility Equity Fund
0.95%              0.90%               0.85%





1st $1 Billion         $1+ Billion

Virtus Sector Trend Fund
0.45%                   0.40%
Virtus Bond Fund
0.45%                    0.40%
Virtus Emerging Markets Debt Fund
0.75%                  0.70%
Virtus Emerging Markets Small-Cap Fund
1.20%                  1.15%
Virtus Emerging Markets Equity Income Fund
1.05%                  1.00%
Virtus Greater European Opportunities Fund
0.85%                  0.80%
Virtus Herzfeld Fund
1.00%                   0.95%
Virtus International Small-Cap Fund
1.00%                   0.95%
Virtus International Wealth Masters Fund
0.90%                  0.85%
Virtus Wealth Masters Fund
0.85%                  0.80%




1st $4 Billion     $4+ Billion

Virtus Equity Trend Fund
1.00%              0.95%



1st $1 Billion      $1+ Billion      $2+ Billion
                Through $2 Billion    through $10
                                        Billion     $10+ Billion

Virtus Multi-Sector Short Term Bond Fund
0.55%              0.50%                0.45%           0.425%